SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported):  April 27, 2007

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective April 27, 2007, the Board of Directors of WJ Communications, Inc., (the “Company”) appointed Angelos J. Dassios to serve as a director filling a vacant seat on the Board of Directors.  Mr. Dassios is a Principal of Fox Paine Management III, LLC (“Fox Paine”), a San Francisco-based private equity firm, serving as an investment professional where he has worked on a variety of transactions.  Prior to joining Fox Paine, Dassios was with Goldman, Sachs & Co. in the Investment Banking Division and the Principal Investment Area.  He is a graduate of Dartmouth College and formerly served on the Board of Directors of United America Indemnity, Ltd. (NASDAQ: INDM).

As of March 15, 2007, Fox Paine is the indirect beneficial owner of 37.3% of the Company’s outstanding common stock.  For a description of certain transactions between the Company and Fox Paine, of which Mr. Dassios is an affiliate, please see “Certain Relationships and Related Transactions” contained in the Company’s Form 10-K/A filed with the Securities and Exchange Commission on April 26, 2007.  There was no arrangement or understanding pursuant to which Mr. Dassios was elected as a director.  Mr. Dassios’ term will expire at the Company’s 2007 annual shareholders meeting.

A copy of the press release announcing the appointment of Angelo J. Dassios to the Company’s Board of Directors is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits

 (d) Exhibits

99.1                           Press Release dated May 2, 2007 announcing a new Board Member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

	By:	/s/ R. Gregory Miller
R. Gregory Miller
Chief Financial Officer

Dated: May 3, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release dated May 2, 2007.